Exhibit 99.1

BioTime and Subsidiary LifeMap Sciences Announce Agreement to Acquire XenneX, Inc.

  Acquisition will integrate GeneCards® and associated databases in a centralized resource called “LifeMap”
  LifeMap Sciences will use new family of online databases to promote the sale of stem cell research products and for discovery of regenerative medicine therapeutic products, based on BioTime’s ACTCellerate™ human progenitor cell lines

ALAMEDA, Calif. & CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 20, 2012--BioTime, Inc. (NYSE Amex:BTX) and its wholly owned subsidiary LifeMap Sciences today announced that they have signed a definitive agreement to acquire XenneX, Inc. through a merger of XenneX into LifeMap Sciences. The acquisition is expected to close within thirty days.

XenneX holds the exclusive, worldwide licenses to market GeneCards® and PanDaTox. GeneCards® is a searchable, integrated, database of human genes that provides concise genomic, transcriptomic, genetic, proteomic, functional and disease related information, on all known and predicted human genes. GeneCards® was developed by a world-leading bioinformatics team at the Weizmann Institute of Science in Israel. PanDaTox is a recently developed, searchable, database that can be used to identify genes and intergenic regions that are unclonable in E. coli, to aid in the discovery of new antibiotics and biotechnologically beneficial functional genes, and to improve the efficiency of metabolic engineering.

Since 2003, XenneX has been generating revenue from customers worldwide including biotechnology, pharmaceutical and other life sciences companies, as well as organizations dealing with biotechnology intellectual property. GeneCards® and PanDaTox are marketed by XenneX under a license from Yeda Research and Development Company Ltd, the Technology Transfer Company of the Weizmann Institute.

Through the merger, XenneX stockholders will receive approximately 1,362,589 shares of LifeMap common stock, which will represent approximately 13% of the LifeMap common stock outstanding upon the closing of the transaction. XenneX shareholders will also receive approximately 448,430 BioTime common shares as part of the transaction.

Separately, LifeMap Sciences announced that it anticipates acquiring a license from Yeda to market the new MalaCards database of human diseases. Like GeneCards® and PanDaTox, MalaCards has been developed by the Weizmann Institute and is expected to be launched at the end of 2012.

Background

The field of biomedical research has expanded greatly in recent years due to the enormous growth of DNA sequencing technology, bioinformatics, and stem cell biology. The growth in research has produced a very decentralized body of information. The mission of BioTime’s subsidiary LifeMap Sciences is to centralize access to this information through database technology that will make it much more feasible for researchers around the world to find and utilize information about tens of thousands of genes and thousands of cell types.

LifeMap’s team of scientists is building an integrated map of the thousands of cell types in human development, beginning with the fertilized egg and ending in the developed human. Combined with genomics information, the database is expected to become a “road atlas” of human biology benefiting medicine and research. In addition, LifeMap is developing its own proprietary technology to effectively analyze data gathered from the databases for use in the development of cell-based therapies.

In addition to expanding LifeMap’s database offerings through the acquisition of XenneX, BioTime plans to make LifeMap the principal marketing subsidiary for BioTime research products, including ACTCellerate™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, hES cell lines carrying inherited genetic diseases, and ESpan™ growth media for progenitor cell lines for non-therapeutic uses. LifeMap will utilize its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap scientists will utilize LifeMap’s proprietary discovery platform and stem cell database along with its newly acquired database products as a discovery platform to aid in the development of BioTime’s proprietary ACTCellerate™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable by cell replacement therapies. Human therapeutic products require a high degree of purity to meet the hurdles of regulatory approval and acceptance in medical practice. BioTime's ACTCellerate™ technology was invented as a means of generating human progenitor cells from hES cells in a scalable and highly purified state. The LifeMap discovery platform will be applied to select the progenitor cell lines that are most likely to be useful in developing cell based regenerative medicine therapies for various diseases.

“We believe that centralized online databases of biological knowledge will become indispensable tools for research in the field of regenerative medicine,” said Michael D. West Ph.D., BioTime’s Chief Executive Officer. “The rising standards for identity and purity in the development of stem cell therapeutics necessitate an international consensus on cell markers, and building the database is one component of BioTime’s strategy to lead in this emerging field of medicine while capturing near-term revenue.”

David Warshawsky, Ph.D., LifeMap Sciences Chief Executive Officer, who also founded XenneX, Inc. in 2003 and serves as its Chairman stated: “LifeMap has made great progress with the LifeMap database and discovery platform, and we see GeneCards®, MalaCards and PanDaTox as a perfect fit for making LifeMap the leading source of online database research tools for genetic, biological, and stem cell research and development.” He added, “We are excited about integrating our database offerings with online marketing of cutting edge research products and using our LifeMap’s discovery platforms for the identification and development of therapeutic product opportunities in collaboration with the BioTime family of companies. We are confident that our products will enhance research and provide life-saving cures in the future.”

About LifeMap Sciences, Inc.

LifeMap Sciences (LifeMap), www.lifemapsc.com, is developing a discovery platform, including a web-based database, to aid researchers in the use of embryonic stem cells, progenitor cells, and induced pluripotent stem cells for the development of new products and technologies in the emerging field of regenerative medicine. LifeMap Sciences intends to become the central knowledgebase for stem cell research and discovery of cell-based regenerative medicine therapeutic products. LifeMap Sciences’ core technology and business is based on a state-of-the-art roadmap for stem cell research providing comprehensive coverage of embryonic stem cell biology.

About XenneX, Inc.

XenneX, Inc., www.xennexinc.com, is a privately held company that is dedicated to providing biotechnology, pharmaceutical and other life sciences companies, as well as organizations dealing with biotechnology intellectual property, the highest level of services and tools to enhance their bio-medical research. XenneX’s products help such organizations to optimize their efforts to develop innovative medical products and services. XenneX’s customers include many of the world leading biotech and pharmaceutical companies, located in North America, Europe and Asia.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, and therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia
Chief Financial Officer, 510-521-3390 ext. 367
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
XenneX
Kenneth S. Elsner, 781-826-7719
kelsner@xennexinc.com